UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: March 30, 2010
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 East 57th Street, New York, New York 10022
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year Item.

On March 30, 2010, E*TRADE Financial Corporation (the “Company”) filed Certificates of Elimination with the Secretary of State of the State of Delaware to eliminate the Company’s Series A Preferred Stock (“Series A Preferred”) and its Series B Participating Cumulative Preferred Stock (“Series B Preferred”).  The Certificate of Elimination of the Series A Preferred (a) eliminated the previous designation of one share of Series A Preferred, which was not outstanding at the time of filing, (b) upon such elimination, caused such share of Series A Preferred to resume its status as an undesignated share of preferred stock of the Company and (c) eliminated from the Restated Certificate of Incorporation of the Company all references to the Series A Preferred.  The Certificate of Elimination of the Series B Preferred (a) eliminated the previous designation of 500,000 shares of Series B Preferred, none of which were outstanding at the time of filing, (b) upon such elimination, caused such shares of Series B Preferred to resume their status as undesignated shares of preferred stock of the Company and (c) eliminated from the Restated Certificate of Incorporation of the Company all references to the Series B Preferred.  Copies of the Certificate of Elimination of the Series A Preferred and the Certificate of Elimination of the Series B Preferred are attached hereto as Exhibit 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Preferred Stock of E*TRADE Financial Corporation
3.2	Certificate of Elimination of Series B Participating Cumulative Preferred Stock of E*TRADE Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	March 30, 2010	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Preferred Stock of E*TRADE Financial Corporation
3.2	Certificate of Elimination of Series B Participating Cumulative Preferred Stock of E*TRADE Financial Corporation